Exhibit 10.1

August 26, 2013

Todd S. Caven
Managing Director
Caven Investments LLC
8578 Terraceview Lane North
Maple Grove, MN 55311

Dear Todd:

I am writing you to codify our conversation regarding the retirement of your $165,000 convertible note originally executed on August 20, 2012 ($140,000 remaining balance).  Per our conversation, I am prepared to offer you the following:

1.
$70,000 of the outstanding balance owed to you from Bio-Matrix Scientific Group Inc. can be converted into Bio-Matrix Scientific Group Inc. common stock (OTCQB: BMSN) at a 67% discount to the closing price on the date before execution of this document.

2.	Issuance of 1,500,000 common shares of Regen BioPharma Inc. (currently wholly owned by Bio-Matrix Scientific Group Inc.) as consideration for both of:
(a)	The satisfaction of $70,000 of the outstanding balance owed to you from Bio-Matrix Scientific Group Inc. and your Bio-Matrix Scientific Group Inc. and
(b)	The cancellation of all of your outstanding warrants to purchase common shares of Bio-Matrix Scientific Group Inc.
3.
This constitutes complete and full satisfaction of all monies owed to Caven Investments LLC and hereby extinguishes all outstanding notes, liabilities, liens or other funds owed to Caven Investments LLC by Bio-Matrix Scientific Group Inc.

Sincerely,

/s/ David R. Koos
David R. Koos
Chairman & CEO

Signed in acceptance of the above terms:

/s/Todd S. Caven

Todd S. Caven, Managing Partner
Caven Investments LLC